PAIRING AGREEMENT

THIS PAIRING AGREEMENT (this “Agreement”) is made and entered into as of October 13, 2004, by and between Thomas Properties Group, Inc., a Delaware corporation (the “Company”), and Thomas Properties Group, L.P., a Maryland limited partnership (the “OP”).

WHEREAS, the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for authorized capital stock of the Company, which includes 20,000,000 shares of limited voting stock, par value $0.01 per share (the “Limited Voting Stock”);

WHEREAS, the Company has issued and outstanding 16,666,666 shares of Limited Voting Stock;

WHEREAS, the Agreement of Limited Partnership of the OP (the “OP Agreement”) provides for the issuance by the OP from time to time of Partnership Units (as defined in the OP Agreement), including, on a one-time basis in connection with the formation transactions for the Company, the issuance of Partnership Units that will be paired on a one-for-one basis with shares of Limited Voting Stock (the “Paired Partnership Units”);

WHEREAS, the OP Agreement and the Certificate of Incorporation each provide that the Paired Partnership Units and the shares of Limited Voting Stock, respectively, are not transferable, except under certain circumstances;

WHEREAS, following the date hereof, any transfer of shares of Limited Voting Stock separate and apart from an equal number of Paired Partnership Units shall not be recognized, and any transfer of shares of Limited Voting Stock and Paired Partnership Units in contravention of the Certificate of Incorporation, the OP Agreement and this Agreement shall result in an automatic redemption and cancellation by the Company of such shares of Limited Voting Stock without consideration to the holder thereof or the necessity of further action by the Company or any other party; and

WHEREAS, the OP and the Company desire to enter into this Agreement for the purpose of effectuating the pairing of the shares of Limited Voting Stock and the Paired Partnership Units (the “Pairing”), including the establishment of the terms and conditions that will govern the issuance and the transfer of the shares of Limited Voting Stock and the Paired Partnership Units.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the parties hereto agree as follows:

1.	Transfer of Shares. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

(a) Subject to Sections 1(c) and 1(d) below, shares of Limited Voting Stock shall not be transferable except to a Permitted Transferee (as defined below), and no such shares shall be transferred on the stock transfer books of the Company, unless a simultaneous transfer is made by the same transferor to such Permitted Transferee of the same number of Paired Partnership Units.

(b) Subject to Sections 1(c) and 1(d) below, Paired Partnership Units shall not be transferable, and no Paired Partnership Units shall be transferred on the transfer books of the OP, unless simultaneously (i) a transfer is made by the same transferor to the same Permitted Transferee of the same number of shares of Limited Voting Stock or (ii) the transferor surrenders to the Company all shares of Limited Voting Stock paired with the Paired Partnership Units being transferred for redemption without consideration and cancellation, in which case the Pairing provided for under this Agreement with respect to the transferred Paired Partnership Units shall automatically terminate and such Paired Partnership Units shall be treated as Partnership Units and only such Partnership Units shall remain outstanding.

(c) Subject to Section 1(d) below, if any shares of Limited Voting Stock and Paired Partnership Units shall be transferred to any person or entity other than to (i) an Immediate Family Member or to an Affiliate (each as defined in the OP Agreement), (ii) a direct or indirect holder of Partnership Units in the OP immediately following the closing of the initial public offering of the Company’s common stock or any Affiliate thereof, (iii) a trust for the benefit of a charitable beneficiary, or (iv) a charitable foundation (each, a “Permitted Transferee”), then the shares of Limited Voting Stock paired with such Paired Partnership Units shall be automatically redeemed by the Company without consideration and cancelled pursuant to Article VI, Section 7(a) of the Certificate of Incorporation and the Pairing provided for under this Agreement with respect to such transferred Limited Voting Stock and Paired Partnership Units shall automatically terminate, and such Paired Partnership Units shall be treated as Partnership Units and only such Partnership Units shall remain outstanding.

(d) Limited Voting Stock and Paired Partnership Units may be pledged to a lending institution as collateral or security for a bona fide loan or extension of credit (provided that such lending institution shall not be entitled to vote any shares of Limited Voting Stock so pledged), but in the event of any transfer of such pledged Paired Partnership Units to such lending institution in connection with the exercise of remedies under such loan or extension of credit, the Limited Voting Stock paired with such Paired Partnership Units shall be automatically redeemed by the Company without consideration and cancelled pursuant to Article VI, Section 7(a) of the Certificate of Incorporation and the Pairing provided for under this Agreement with respect to such pledged Paired Partnership Units shall automatically terminate, and such Paired Partnership Units shall be treated as Partnership Units, and only such Partnership Units shall remain outstanding.

2.	Issuance of Paired Partnership Units.

(a) Following the date hereof, the Company shall not issue or agree to issue any shares of Limited Voting Stock. The Limited Voting Stock issued and outstanding on the date hereof shall be paired with an equal number of Partnership Units on the date of issuance of such Partnership Units. In the event that any shares of Limited Voting Stock issued and outstanding as of the date hereof shall not, immediately following the closing of the initial public offering, be paired with a Partnership Unit on a one-for-one basis, then such shares of Limited Voting Stock shall be automatically redeemed and cancelled without consideration and without further action by any party pursuant to Article VI, Section 7(c) of the Certificate of Incorporation.

(b) The OP shall not issue or agree to issue any Paired Partnership Units to any person or entity unless such person or its transferee on the date hereof owns or effective provision has been made for the simultaneous transfer to the same person of an equal number of shares of Limited Voting Stock and for the Pairing of such Paired Partnership Units and shares of Limited Voting Stock effective as of the date hereof.

(c) The OP shall not issue any Paired Partnership Units except on a one-time basis to persons acquiring Paired Partnership Units as part of the formation transactions incident to the Company’s initial public offering and at the time thereof.

(d) Nothing herein shall imply a right for any current or future general or limited partner of the OP to demand that any Partnership Unit issued by the OP be issued as a Paired Partnership Unit.

3.	Paired Unit and Stock Certificates.

(a) Each certificate representing shares of Limited Voting Stock shall be attached to a certificate evidencing the same number of Paired Partnership Units and shall bear a conspicuous legend (on the face thereof) referring to the restrictions on transfer set forth in Article VI, Section 6 of the Certificate of Incorporation.

(b) Each certificate that is issued evidencing Paired Partnership Units shall be attached to a certificate representing the same number of shares of Limited Voting Stock and shall bear a conspicuous legend (on the face thereof) in the form set forth on Exhibit D of the OP Agreement, referring to the restrictions on transfer set forth in Section 8.7 of the OP Agreement.

4.	Redemption by the OP or Acquisition by the Company of Paired Partnership Units.

(a) All shares of Limited Voting Stock acquired by the OP in connection with any redemption of the related Paired Partnership Unit pursuant to Section 8.6A of the OP Agreement, shall be redeemed and cancelled in accordance with Article VI, Section 7(b) of the Certificate of Incorporation, and all certificates representing such shares so acquired by the OP shall be delivered to the Company for cancellation promptly following the effectiveness of such redemption.

(b) All shares of Limited Voting Stock (and the certificates representing such shares) acquired by the Company in connection with any acquisition of the attached Paired Partnership Units pursuant to Section 8.6.B of the OP Agreement shall be cancelled in accordance with Article VI, Section 7(d) of the Certificate of Incorporation.

5.	Stock Dividends, Reclassifications, etc. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

(a) The Company shall not (i) declare or pay any dividend or other distributions in respect of the shares of Limited Voting Stock of any sort or type, or (ii) subdivide, combine or otherwise reclassify the outstanding shares of Limited Voting Stock.

(b) The OP shall not (i) declare or pay any distribution in respect of the outstanding Paired Partnership Units consisting in whole or in part of additional Paired Partnership Units, or (ii) subdivide, combine or otherwise reclassify the outstanding Paired Partnership Units.

6.	Termination. This Agreement and the Pairing may be terminated by mutual written consent of the Company and the OP.

7.	Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by the Board of Directors of the Company and the OP, acting through its general partner. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.	Counterparts. This Agreement may be executed in counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

10.	Entire Agreement. This Agreement, the OP Agreement and the Certificate of Incorporation contain the entire understanding and agreement between the parties with respect to the subject matter hereof.

11.	Headings. The various section headings are inserted for the purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

12.	Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceablity or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first written above.

THOMAS PROPERTIES GROUP, INC.

By:	/s/ JAMES A. THOMAS
Name:	James A. Thomas
Title:	President

THOMAS PROPERTIES GROUP, L.P.

By:	Thomas Properties Group, Inc., its general partner

	By:	/s/ JAMES A. THOMAS
	Name:	James. A. Thomas
	Title:	President